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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2002

CENTIV, INC.
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-23221 (Commission File Number)	58-2033795 (I.R.S. Employer Identification No.)

998 Forest Edge Drive, Vernon Hills, Illinois 60061
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 876-8300

(Former name or former address, if changed since last report.)

Item 2.    Acquisition or Disposition of Assets

        On February 6, 2002, Centiv, Inc., a Georgia corporation, completed the disposition of certain assets of its wholly owned subsidiary, CalGraph Technology Services, Inc., a Georgia corporation, pursuant to an Asset Purchase Agreement by and among Centiv, Inc., CalGraph Technology Services, Inc. and Graphic Enterprises of Ohio, Inc., an Ohio corporation. Graphic Enterprises is a $40 million business that markets products and services nationally and internationally. The press release announcing the completion of the disposition is filed as Exhibit 99.1.

        Centiv received consideration for the sale of the CalGraph assets in the amount of $1,050,000 plus a minimum royalty of $625,000 to be paid over a 25 month period beginning in May, 2002 based upon Graphic Enterprises' operation of the business going forward. Graphic Enterprises also assumed certain liabilities of CalGraph.

        The assets sold to Graphic Enterprises include contracts, inventory, equipment and other physical property. Centiv used these assets to operate its service business through the wholly owned subsidiary. A copy of the Asset Purchase Agreement by and among Centiv, Inc., CalGraph Technology Services, Inc. and Graphic Enterprises of Ohio, Inc. is filed as Exhibit 99.2.

Item 7.    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
Not Applicable.
(b)	Pro Forma Financial Information.
Unaudited pro forma financial information of Centiv is filed as Exhibit 99.3 and is incorporated by reference herein.
(c)	Exhibits.
99.1	Press release dated February 8, 2002.
99.2	Asset Purchase Agreement by and among Centiv, Inc., CalGraph Technology Services, Inc. and Graphic Enterprises of Ohio, Inc.
99.3	Unaudited pro forma financial information of Centiv, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2002	CENTIV, INC.
	By:	/s/ WILLIAM M. RYCHEL William M. Rychel Chief Executive Officer

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
SIGNATURE